Volta Inc. Appoints Brandt Hastings Interim CEO

San Francisco, CA (April 15, 2022) – Volta Inc. (NYSE: VLTA) (the "Company") announced today that its Board of Directors appointed Brandt Hastings, Chief Revenue Officer at Volta, as interim Chief Executive Officer, effective immediately. Brandt will also retain his title as Volta's CRO. This appointment follows Scott Mercer's decision to step down as Chairman and CEO of Volta last month. The Board has commenced a formal search for a permanent CEO.

Hastings is a revenue executive with two decades of experience building innovative business models and driving transformational growth for global companies such as iHeartMedia and Clear Channel Communications. Brandt currently leads Volta's advertising and charging solutions businesses to deliver measurable impact to top international brands, agency partners, commercial properties, and retail locations. Brandt has led Volta's strong revenue growth and expanded the company's site partner relationships significantly since joining the company in 2020.

"Brandt has been instrumental in building upon Volta's success and has an impressive track record in delivering growth for companies and their stakeholders," said Vince Cubbage, Co-Chair of the Board. "We have seen Brandt in action first hand and have the utmost confidence that his talents and leadership skills will drive results and accelerate Volta's business in this interim role."

"Volta is a strong company with immense opportunity as the world transitions to electric mobility," said Kathy Savitt, Co-Chair of the Board. "We want to thank Scott Mercer, who built this company with an incredible vision. As the Board conducts a complete and formal search for a permanent CEO, we are confident that Brandt will lead Volta's teams to realize the company's significant potential."

"Volta has a proven, unique business model that is well-positioned for growth," said Hastings. "I am excited to build on the company's vision and success, helping to accelerate a clean energy future that benefits all of our stakeholders."

About Volta Charging
Volta Inc. (NYSE: VLTA) is an industry-leading electric vehicle (“EV”) charging network powering vehicles and commerce. Volta’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop, and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into people’s daily routines, Volta’s goal is to benefit consumers, brands, and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.
Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; and the ability to protect its intellectual property rights; and those factors discussed in Volta’s Registration Statement on Form S-1, under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
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